Exhibit 10.2

AMENDMENT NO. 2

TO

EXECUTIVE EMPLOYMENT AGREEMENT

OF

CITY OFFICE REIT, INC.

This Amendment No. 2 (the “Amendment”), dated as of August 4, 2021, to the Executive Employment Agreement (the “Agreement”) between City Office Management ULC (the “Company”), a wholly-subsidiary of City Office REIT, Inc. (the “REIT”), and Mr. Greg Tylee, as Chief Operating Officer and President of the REIT, dated as of February 1, 2018, is entered into by the Company pursuant to Section 17 of the Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement. Unless otherwise indicated, all section references in this Amendment refer to sections of the Agreement.

WHEREAS, the Committee determined that it is advisable and in the best interest of the REIT that the Agreement between the Company and Mr. Tylee, as Chief Operating Officer and President, be amended as set forth below in order to clarify certain provisions of the Agreement;

NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Mr. Tylee hereby agree as follows:

1.01 Amendment of Agreement. The Agreement is hereby amended as follows:

Section 9(c) is hereby amended and restated in its entirety as follows:

Voluntary Termination by the Executive without Good Reason. If the Executive resigns or otherwise voluntarily terminated his employment (other than for Good Reason), the Executive shall be entitled to receive, and the Company shall pay or provide the Executive, the Accrued Obligations but shall not be entitled to receive any other compensation or benefits on or after the date of termination, other than as expressly set forth in Section 9(d).

Section 9(d) is hereby amended and restated in its entirety as follows:

Death or HRC Disability. (i) If the Executive dies before the termination of the Executive’s employment as provided herein, the Executive’s surviving spouse or if there is no surviving spouse, the Executive’s estate, shall be entitled to receive, and the Company shall pay or provide the Executive’s surviving spouse or if there is no surviving spouse, the Executive’s estate, the Accrued Obligations. In addition, if the administrator of the Executive’s estate provides a release and waiver of claims in a form reasonably prescribed by the Company, outstanding options, restricted stock units and other awards granted under the Plan shall become fully vested and, in the case of options, exercisable, in whole or in part, notwithstanding the terms of the Plan relating to the vesting of awards. (ii) If the Executive becomes unable to perform his employment obligations as a result of a Disability which cannot be reasonably accommodated in accordance with obligations under the British Columbia Human Rights Code (an “HRC Disability”), the Executive shall be entitled to receive, and the Company shall pay the Accrued Obligations. In addition, if the Executive or the Executive’s legal guardian (applicable in the event that the Executive becomes legally incapacitated as a result of an HRC Disability) provides a release and waiver of claims in a form reasonably prescribed by the Company, outstanding options, restricted stock units and other awards granted under the Plan shall continue to vest as though the Executive remained actively employed with the Company throughout such Disability, provided, however, that if the Executive becomes employed as an officer with another employer engaged in the Business, then (A) all continued vesting shall cease as of the date the Executive becomes employed with such employer (such date being determined in the sole discretion of the Company without any duty of inquiry imposed upon the Company), and (B) to the extent the Executive received a benefit in contradiction of the foregoing (A), then the Company has the unilateral right to effectuate a clawback (and offset of other compensation or property otherwise owned by the Executive or owed by the Company to the Executive) of such ill-gotten benefit.

2.01 Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

3.01 Ratification. Except as expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed and all of the terms and conditions and provisions of the Agreement shall remain in full force and effect.

4.01 Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the province of British Columbia, without regard to the principles of conflicts of law.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto execute this Amendment, to be effective as of the date first set forth above.

CITY OFFICE MANAGEMENT ULC

By:	City Office REIT, Inc.

By:	/s/ John McLernon
Name:	John McLernon
Title:	Chairman of the Board of Directors

/s/ Greg Tylee

Greg Tylee

[Signature Page to Amendment No. 2 to the Executive Employment Agreement of City Office REIT, Inc.]